EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact:

Stacey Jurchison

PharmAthene, Inc.

Phone: (410) 269-2610

Stacey.Jurchison@PharmAthene.com

PHARMATHENE ANNOUNCES TERMINATION OF

MERGER AGREEMENT WITH THERACLONE SCIENCES

ANNAPOLIS, MD – December 2, 2013 – PharmAthene, Inc. (NYSE MKT: PIP) announced today that it has terminated its definitive merger agreement with Theraclone Sciences, Inc. with consent from Theraclone. The agreement provided for the merger of a wholly-owned subsidiary of PharmAthene into Theraclone in an all-stock, merger-of-equals transaction. Accordingly, PharmAthene has cancelled the Special Meeting of Stockholders scheduled for December 3, 2013 and will pay Theraclone a $1 million termination fee.

Eric Richman, PharmAthene's President and Chief Executive Officer noted, "I would like to thank the employees and management of PharmAthene and Theraclone who have worked diligently on this transaction over the past several months.  We at PharmAthene will continue to seek to identify opportunities to maximize value for our stockholders."

About PharmAthene

PharmAthene is a leading biodefense company engaged in the development and commercialization of next generation medical countermeasures against biological and chemical threats. PharmAthene's current biodefense portfolio includes the following product candidates:

•	SparVax® - a next generation recombinant protective (rPA) anthrax vaccine
•	rBChE bioscavenger - a medical countermeasure for nerve agent poisoning by organophosphorous compounds, including nerve gases and pesticides
•	Valortim® - a fully human monoclonal antibody for the prevention and treatment of anthrax infection

In addition, in May 2013, the Delaware Supreme Court issued its ruling on the appeal in our litigation with SIGA Technologies, affirming the Court of Chancery’s finding that SIGA was liable for breach of contract, reversing its finding of promissory estoppel, and remanding the case back to the Court of Chancery to reconsider the appropriate remedy and award of attorney's fees and expert witness costs in light of the Supreme Court’s opinion. For more information about PharmAthene, please visit www.PharmAthene.com.

Forward-Looking Statements

Except for the historical information presented herein, matters discussed may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to certain risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Statements that are not historical facts, including statements preceded by, followed by, or that include the words “will,” “hopeful,” “designed,” “expect,” “objective” or similar statements are forward-looking statements. PharmAthene disclaims any intent or obligation to update these forward-looking statements, except as required by law. Forward-looking statements include known and unknown risks and uncertainties, including, among others, the impact of the termination of the merger agreement between Pharmathene and Theraclone, including litigation previously announced relating to the proposed merger the Company’s need for and ability to obtain additional financing; risk associated with the reliability of the results of the studies relating to human safety and possible adverse effects resulting from the administration of the Company’s product candidates; unexpected funding delays and/or reductions or elimination of U.S. government funding for one or more of the Company's development programs; the award of government contracts to competitors; unforeseen safety issues; unexpected determinations that these product candidates prove not to be effective or capable of being marketed as products; as well as risks detailed from time to time in PharmAthene’s annual report on Form 10-K and quarterly reports on Form 10-Q under the caption “Risk Factors” and in its other reports filed with the SEC. Copies of PharmAthene's public disclosure filings are available from its investor relations department and our website under the investor relations tab at www.PharmAthene.com.

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